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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                          CYPRUS AMAX MINERALS COMPANY
                                       AND
                         CYPRUS AMAX FINANCE CORPORATION
             (Exact name of registrant as specified in its charter)


Cyprus Amax Minerals Company -                Cyprus Amax Minerals Company -
         Delaware                                     36-2684040
Cyprus Amax Finance Corporation -            Cyprus Amax Finance Corporation -
          Delaware                                     84-1272742
(State or other jurisdiction of            (I.R.S.  Employer Identification No.)
incorporation or organization)


                            2600 North Central Avenue
                             Phoenix, AZ 85004-3089
                                 (602) 234-8100
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                   ----------

                                 S. David Colton
                    Senior Vice President and General Counsel
                2600 North Central Avenue, Phoenix, AZ 85004-3089
                                 (602) 234-8100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:
                             Michael W. Blair, Esq.
                              Debevoise & Plimpton
                                875 Third Avenue
                               New York, NY 10022
                                 (212) 909-6000

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     Approximate date of commencement of the proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
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                                EXPLANATORY NOTE

     Certain debt and equity securities of Cyprus Amax Minerals Company and Cyprus Amax Finance Corporation (the "Registrants") with an aggregate offering price not to exceed $500,000,000 were registered under the Securities Act of 1933, as amended, by the filing of a Registration Statement on Form S-3 (File No. 33-54097) (the "Registration Statement"). The Registration Statement was declared effective on July 12, 1994. On May 10, 1995, pursuant to the Registration Statement, Cyprus Amax Minerals Company offered and sold an aggregate principal amount of $250,000,000 of its 7 3/8% promissory notes due May 15, 2007. No other offers or sales have been made pursuant to the Registration Statement.

     Phelps Dodge Corporation completed its acquisition of Cyprus Amax Minerals Company and its wholly owned subsidiary Cyprus Amax Finance Corporation on December 3, 1999. On that date, Cyprus Amax Minerals Company filed a Form 15 with the Securities and Exchange Commission (the "Commission") to terminate the registration of Cyprus Amax Minerals Company under the Securities Exchange Act of 1934, as amended, and its obligation to file reports thereunder. On December 14, 1999, the New York Stock Exchange filed a notification on Form 25 with the Commission of its intention to delist and deregister Cyprus Amax Minerals Company on December 29, 1999. Consequently, the Registrants are no longer eligible to use the Registration Statement.

                          DEREGISTRATION OF SECURITIES

     This Post-Effective Amendment No. 2 to the Registration statement is filed to deregister the remaining securities, which have an aggregate offering price of $250,000,000, registered under the Registration Statement.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of Cyprus Amax Minerals Company and Cyprus Amax Finance Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Phoenix, Arizona on the 26th day of July, 2000.

                                     CYPRUS AMAX MINERAL CORPORATION


                                     By: /s/ Gregory W. Stevens
                                         -------------------------------
                                         Gregory W. Stevens
                                         Vice President and Treasurer
                                         CYPRUS AMAX FINANCE CORPORATION


                                     By: /s/ Gregory W. Stevens
                                         -------------------------------
                                         Gregory W. Stevens
                                         Vice President and Treasurer